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                                                                     Exhibit 5.1

                [HELLER EHRMAN WHITE & McAULIFFE LLP LETTERHEAD]


August 27, 2001


Washington Mutual, Inc.
1201 Third Avenue
Seattle, Washington  98101

Dear Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Washington Mutual, Inc., a Washington corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (the "Registration Statement") relating to up 97,428,884 shares of common stock, no par value (the "Securities"). The Securities will be issued to stockholders and warrantholders of Dime Bancorp, Inc. ("Dime") pursuant to that certain Agreement and Plan of Merger dated as of June 25, 2001, by and between the Company and Dime (the "Merger Agreement") and the related Warrant Purchase and Voting Agreement dated as of June 25, 2001, by and among the Company, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V. (the "Warrant Agreement").

                                       I.

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:

     (a)  the Registration Statement;

     (b)  the Merger Agreement and any amendments thereto;

     (c)  the Warrant Agreement;

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     (d)  The Articles of Incorporation (including all amendments thereto) of the Company certified by the Washington Secretary of State as of August 17, 2001, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (e) The Bylaws of the Company (and all amendments thereto) certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (f) A Certificate of Existence/Authorization relating to the Company issued by the Washington Secretary of State dated August 17, 2001;

     (g) Records of the corporate proceedings of the Company certified to us by an officer of the Company constituting all records of proceedings and actions of the Company's board of directors relating to the transactions contemplated by the Merger Agreement; and

     (h)  Certificates of officers of the Company as to certain factual matters.

     We have also assumed that the Securities will be duly executed, authenticated and delivered on behalf of the Company prior to their issuance against the consideration therefor set forth in the Merger Agreement and the Warrant Agreement. In addition, we have also assumed that the Registration Statement will have been declared effective by the Securities and Exchange Commission prior to, and will continue to be effective at the time of, the issuance of the Securities.

                                            II.

     We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Merger Agreement, the Warrant Agreement or the Securities.

     This opinion is limited to the federal laws of the United States of America and the Washington business corporation act, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

                                            III.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations

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and qualifications expressed below, it is our opinion that when the Securities are issued to the stockholders and warrantholders of Dime in accordance with the terms of the Merger Agreement and the Warrant Agreement, the Securities will be duly authorized, validly issued and fully paid and non-assessable.

                                            IV.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement.

     This opinion is rendered to you in connection with the filing of the Registration Statement and is solely for your benefit and for the benefit of the persons receiving the Securities. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                Very truly yours,

                                HELLER EHRMAN WHITE & McAULIFFE LLP

                                /s/ HELLER EHRMAN WHITE & McAULIFFE LLP

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